Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Bird Mould and Tool Company Limited	United Kingdom
Cooper Saiyang Wuhu Automotive Co., Ltd. (74.2%)	China
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
Cooper-Standard Automotive (Deutschland) GmbH	Germany
Cooper-Standard Automotive (UK) Pension Trust Limited	United Kingdom
Cooper-Standard Automotive Brasil Fluid Systems Ltda.	Brazil
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper-Standard Automotive Ceska Republika s.r.o.	Czech Republic
Cooper-Standard Automotive de Mexico Fluid Services, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	Delaware
Cooper-Standard Automotive France S.A.S.	France
Cooper-Standard Automotive Inc.	Ohio
Cooper-Standard Automotive India Private Limited	India
Cooper-Standard Automotive Korea Inc. (90%)	Korea
Cooper-Standard Automotive NC LLC	North Carolina
Cooper-Standard Automotive OH, LLC	Ohio
Cooper-Standard Automotive Polska Sp. z o.o.	Poland
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V. (80%)	Mexico
Cooper-Standard Automotive Services, S.A. de C.V.	Mexico
Cooper-Standard Automotive UK Fluid Systems Limited	United Kingdom
Cooper-Standard Automotive UK Sealing Limited	United Kingdom
Cooper-Standard Chongqing Automotive Co., Ltd.	China
Cooper-Standard España, S.A.	Spain
Cooper-Standard Kunshan Automotive Co., Ltd.	China
Cooper-Standard Services Korea, Inc.	Korea
CS Automotive LLC	Delaware
CSA (Barbados) Investment Co. Ltd.	Barbados

Subsidiary Name	Jurisdiction of Organization
CSA Beteiligungen (Deutschland) GmbH	Germany
CSA Holding (Deutschland) GmbH	Germany
CSA Holding do Brasil Ltda.	Brazil
CSA Services Inc.	Ohio
Diorama Grundstücksverwatungsgesellschaft mbH & Co. Vermietungs KG	Germany
Guyoung Technology Co. Ltd. (20%)	Korea
Huntingdon Rubber Company Limited	United Kingdom
Itatiaia Standard Industria e Comercio Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
NISCO Holding Company	Delaware
Nishikawa Standard Company (50%)	Delaware
North America Rubber, Incorporated	Texas
Silent Channel Products Limited	United Kingdom
SPB Comercio e Participacoes Ltda.	Brazil
Standard Products (UK) Limited	United Kingdom
Standard Products Mould & Tool Company Limited	United Kingdom
StanTech, Inc.	Delaware
Sterling Investments Company	Delaware
Technistan SNC	France
The Standard Products Company (Europe) Limited	United Kingdom
Westborn Service Center, Inc.	Michigan

(1)	Subsidiaries as of December 31, 2005; wholly-owned except as otherwise indicated